Exhibit 99.2 SUPPLEMENTA L FINANCIAL & OPERATING DATA T H I R D Q U A R T E R E N D E D S E P T E M B E R 30, 2018

Disclaimers Forward Looking Statements Certain statements in this presentation and that may be made in meetings are forward‐looking statements. Forward‐looking statements are based on VICI Properties Inc.’s (“VICI or the “Company”) current plans, expectations and projections about future events and are not guarantees of future performance. These statements can be identified by the fact that they do not relate to strictly historical and current facts and by the use of the words such as "expects", "plans" "opportunities" and similar words and variations thereof. Although the Company believes that the expectations reflected in such forward‐looking statements are based on reasonable assumptions, its results, performance and achievements could differ materially from those expressed in or by the forward‐looking statements and may be affected by a variety of risks and other factors including, among others: risks that the acquisition of the Margaritaville Resort Casino and Harrah’s Philadelphia may not be consummated on the terms or timeframe described herein, or at all; the ability of the parties to satisfy the conditions set forth in the definitive transaction documents for the acquisition of the Margaritaville Resort Casino and Harrah’s Philadelphia, including the ability to receive, or delays in obtaining, the regulatory and other approvals and/or consents required to consummate the transactions; the risk that the call right to reacquire the Octavius Property, in the event that the acquisition of Harrah’s Philadelphia is not consummated, may be exercised; the terms on which the Company finances the Margaritaville Resort Casino and Harrah’s Philadelphia transactions, including the source of funds used to finance such transactions; disruptions to the real property and operations of the Margaritaville Resort Casino and Harrah’s Philadelphia during the pendency of the closings; risks that the Company may not achieve the benefits contemplated by our pending and recently completed acquisitions of real estate assets (including any expected accretion or the amount of any future rent payments); risks that not all potential risks and liabilities have been identified in the due diligence for our pending and recently completed transactions; the Company's dependence on subsidiaries of Caesars Entertainment Corporation ("Caesars") as tenant of all of its properties and Caesars or its subsidiaries as guarantor of the lease payments, and the consequences of any material adverse effect on their business could have on the Company; the Company's dependence on the gaming industry; the Company's ability to pursue its business and growth strategies may be limited by its substantial debt service requirements and by the requirement that the Company distribute 90% of its real estate investment trust ("REIT") taxable income in order to qualify for taxation as a REIT and that the Company distribute 100% of its REIT taxable income in order to avoid current entity level U.S. Federal income taxes; the impact of extensive regulation from gaming and other regulatory authorities; the ability of the Company's tenants to obtain and maintain regulatory approvals in connection with the operation of the Company's properties; the possibility that the Company’s tenants may choose not to renew their lease agreements with the Company following the initial or subsequent terms of the leases; restrictions on the Company's ability to sell its properties subject to the lease agreements; the Company's substantial amount of indebtedness and ability to service and refinance such indebtedness; the Company's historical and pro forma financial information may not be reliable indicators of its future results of operations and financial condition; the Company's inability to achieve the expected benefits from operating as a company independent of Caesars; limits on the Company's operational and financial flexibility imposed by its debt agreements; the possibility the Company's separation from Caesars Entertainment Operating Company, Inc. fails to qualify as a tax‐free spin‐off, which could subject the Company to significant tax liabilities. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10‐K for the year ended December 31, 2017, Quarterly Reports on Form 10‐Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward‐looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Caesars Information The Company makes no representation as to the accuracy or completeness of the information regarding Caesars included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC LLC, the Company's significant lessee, have been filed with the SEC. Certain financial and other information for Caesars and CEOC included in this presentation have been derived from Caesars' public filings and other publicly available presentations and press releases. Market and Industry Data This presentation contains estimates and information concerning the Company's industry, including market position, rent growth and rent coverage of the Company's peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. This Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. This industry in which the Company operates is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the "Risk Factors" section of the Company's public filings with the SEC. Non‐GAAP Financial Measures This presentation includes reference to Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”), AFFO per share, and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non‐GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per share, AFFO, AFFO per share, and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. For additional information regarding these non-GAAP financial measures see “Definitions of Non-GAAP Financial Measures” included in the Appendix at the end of this presentation. Financial Data Financial information provided herein is as of September 30, 2018 unless otherwise noted. Published November 1, 2018. VICI Q3 2018 Supplemental Financial & Operating Data 2

Corporate Overview

VICI

About VICI Properties (NYSE: VICI)

VICI Properties Inc. ("VICI Properties" or the "Company") is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties' national, geographically diverse portfolio consists of 20 gaming facilities comprising over 36 million square feet and features approximately 14,500 hotel rooms and more than 150 restaurants, bars and nightclubs. Its properties are net leased to leading brands such as Caesars, Horseshoe, Harrah's and Bally's, which prioritize customer loyalty and value through great service, superior products and constant innovation. VICI Properties also owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties' strategy is to create the nation's highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.

Senior Management

Edward Pitoniak	Chief Executive Officer & Director
John Payne	President & Chief Operating Officer
David Kieske	EVP, Chief Financial Officer
Samantha Gallagher	EVP, General Counsel & Secretary
Gabriel Wasserman	Chief Accounting Officer

Board of Directors

Board of Directors	Titles	Independent
James Abrahamson	Director, Chairman of the Board	✓
Diana Cantor	Director	✓
Eugene Davis	Director, Chairman of the Audit & Finance Committee	✓
Eric Hausler	Director, Chairman of the Nominating & Governance Committee	✓
Elizabeth Holland	Director	✓
Craig Macnab	Director, Chairman of the Compensation Committee	✓
Edward Pitoniak	Chief Executive Officer & Director	
Michael Rumbolz	Director	✓

Covering Equity Analysts

Firm	Analyst	Phone	Email
Baird	RJ Milligan	(813) 273-8252	Rjmilligan@rwbaird.com
Barclays	Felicia Hendrix	(212) 526-5562	Felicia.Hendrix@barclays.com
BofA Merrill Lynch	Shaun Kelley	(646) 855-1005	Shaun.Kelley@baml.com
Citi	Smedes Rose	(212) 816-6243	Smedes.Rose@citi.com
Credit Suisse	Cameron McKnight	(212) 325-6608	Cameron.Mcknight@credit-Suisse.com
Deutsche Bank	Carlo Santarelli	(212) 250-5815	Carlo.Santarelli@db.com
Goldman Sachs	Stephen Grambling	(212) 902-7832	Stephen.Grambling@gs.com
Morgan Stanley	Thomas Allen	(212) 761-3356	Thomas.Allen@morganstanley.com
Nomura	Harry Curtis	(212) 310-5414	Harry.Curtis@instinet.com
Stifel	Simon Yarmak	(443) 224-1345	Yarmaks@stifel.com
Union Gaming	John DeCree	(702) 691-3213	John.Decree@uniongaming.com
Wells Fargo	Jeff Donnelly	(617) 603-4262	Jeff.Donnelly@wellsfargo.com

Contact Information

Corporate Headquarters
VICI Properties Inc.
430 Park Ave., 8th Fl.
New York, NY 10022
(646) 949-4631

Transfer Agent
Computershare
2335 Alaska Avenue
El Segundo, CA 90245
(800) 962-4284
www.computershare.com

Investor Relations
investors@viciproperties.com

Public Markets Detail
Ticker: VICI
Exchange: NYSE

Public Relations
pr@viciproperties.com

Covering High Yield Analysts

Firm	Analyst	Phone	Email
BofA Merrill Lynch	James Kayler	(646) 855-9223	James.F.Kayler@baml.com
Goldman Sachs	Komal Patel	(212) 357-9774	Komal.Patel@gs.com
J.P. Morgan	Michael Pace	(212) 270-6530	Michael.Pace@jpmorgan.com

Corporate Credit Ratings

Firm	Rating
Moody's	Ba3
Standard & Poor's	BB

VICI Q3 2018 Supplemental Financial & Operating Data 3

Table of Contents Portfolio & Financial Overview 5 Consolidated Balance Sheets 6 Consolidated Statements of Operations 7 Revenue Breakdown 8 Non‐GAAP Financial Measures 9 2018 Guidance 10 Capitalization 11 Property Overview 12 Properties Breakdown 13 Summary of Current Lease Terms 14 Lease Modifications 15 Recent Activity 16 Call Option Properties 17 Right of First Refusal / Put-Call Assets 18 VICI Q3 2018 Supplemental Financial & Operating Data 4

Portfolio & Financial Overview[1]

(unaudited; amounts in thousands, except per share data and portfolio and property data)

Portfolio Data	
Properties	20
Golf Courses	4
Developable Las Vegas Strip Land (acres)	34
States	9
MSAs	11
Weighted Lease Maturity (years)	14[2]
Property Totals	
Total Square Feet	36,509,000
Casino Space Sq. Ft.	1,183,214
Meeting Space Sq. Ft.	557,458
Slots / Table Games	22,710
Hotel Rooms	14,420
Restaurants	~120
Retail Outlets	~50
Summary Capitalization (see page 10)	
Equity Market Capitalization	$8,004,339
Total Debt	$4,148,480
Cash, Cash Equivalents & ST Investments[5]	$465,899
Enterprise Value	$11,686,920
Net Leverage Ratio[6]	5.0x

Financial Highlights

	Three Months Ended		
	September 30, 2018	June 30, 2018	March 31, 2018
Net Income Per Share (Basic and Diluted)	$0.35	$0.38	$0.33
Funds From Operations Per Share (FFO) (Basic & Diluted)[7]	$0.35	$0.38	$0.33
Adjusted Funds From Operations Per Share (AFFO) (Basic & Diluted)[7]	$0.36	$0.35	$0.36
Adjusted EBITDA[7]	$182,808	$175,446	$174,781
Annualized Dividend per Share	$1.15	$1.05	
Dividend Yield	5.3%	5.1%	

Tenant MSA Diversity[3]


Omaha 4%
Memphis 3%
Nashville 1%
New Orleans 3%
Kansas City 4%
Dallas 7%
Louisville 7%
Chicago 8%
San Francisco 11%
Las Vegas 35%
Philadelphia 17%

Tenant Revenue Diversity[4]


Other 11%
Food and Beverage 19%
Rooms 18%
Gaming 50%

Notes

1. Information included in this supplemental is as of or for the period ended September 30, 2018, unless otherwise indicated.
2. Weighted maturity of current VICI leases based on initial lease term.
3. Percentages based on overall square footage.
4. Represents 12 months ended June 30, 2018 gross revenue by vertical for Caesars. Revenue is enterprise wide, inclusive of transfer pricing.
5. Excludes restricted cash.
6. Net Leverage Ratio is defined as total debt less cash and cash equivalents divided by annualized third quarter Adjusted EBITDA.
7. See "Non-GAAP Financial Measures" on page 9 of this presentation for the reconciliations of these Non-GAAP Financial Measures.

VICI Q3 2018 Supplemental Financial & Operating Data
5

Consolidated Balance Sheets (unaudited; amounts in thousands, except share and per share data) September 30, 2018 December 31, 2017 Assets Real estate portfolio: Investments in direct financing leases, net $ 8,815,557 $ 8,268,643 Investments in operating leases 1,075,691 1,110,400 Land 95,789 73,600 Property and equipment used in operations, net 72,287 74,300 Cash and cash equivalents 145,223 183,646 Restricted cash 58 13,760 Short-term investments 320,676 - Other assets 43,220 15,363 Total assets $ 10,568,501 $ 9,739,712 Liabilities Debt, net $ 4,121,153 $ 4,785,756 Accrued interest 23,672 21,595 Deferred financing liability 73,600 73,600 Deferred revenue 701 68,117 Dividends payable 106,356 - Other liabilities 31,742 10,562 Deferred income taxes 4,004 3,718 Total liabilities $ 4,361,228 $ 4,963,348 Stockholders' equity Common stock, $0.01 par value, 700,000,000 shares authorized and 370,228,468 and 300,278,938 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively 3,702 3,003 Additional paid-in capital 5,953,726 4,645,824 Accumulated other comprehensive income 5,465 — Retained earnings 160,915 42,662 Total VICI stockholders' equity 6,123,808 4,691,489 Non-controlling interests 83,465 84,875 Total stockholders' equity 6,207,273 4,776,364 Total liabilities and stockholders' equity $ 10,568,501 $ 9,739,712 VICI Q3 2018 Supplemental Financial & Operating Data 6

Consolidated Statements of Operations (unaudited; amounts in thousands, except share and per share data) Three Months Ended September 30, 2018 June 30, 2018 Revenues Income from direct financing leases $ 189,938 $ 182,319 Income from operating leases 12,209 12,209 Tenant reimbursement of property taxes 25,147 18,932 Golf operations 5,393 7,515 Revenues 232,687 220,975 Operating expenses General and administrative 5,678 7,160 Depreciation 929 922 Property taxes 25,423 18,932 Golf operations 4,223 4,513 Loss on impairment 12,334 — Total operating expenses 48,587 31,527 Operating income 184,100 189,448 Interest expense (54,051) (51,440) Interest income 2,027 3,799 Income before income taxes 132,076 141,807 Income Tax expense (52) (448) Net income $ 132,024 $ 141,359 Less: Net income attributable to noncontrolling interest (2,112) (2,315) Net income attributable to common shareholders $ 129,912 $ 139,044 Net income per common share Basic $ 0.35 $ 0.38 Diluted $ 0.35 $ 0.38 Weighted average number of common shares outstanding Basic 369,935,055 369,932,843 Diluted 370,127,185 369,991,738 VICI Q3 2018 Supplemental Financial & Operating Data 7

Revenue Breakdown

(unaudited; amounts in thousands)

	Three Months Ended			
	September 30, 2018		June 30, 2018	
Caesars leases				
CPLV lease				
Contractual leasing revenues	$	29,041	$	29,041
Income from operating leases		12,209		12,209
Direct financing lease adjustment (non-cash)[1]		5,492		5,417
CPLV leasing revenue	$	46,742	$	46,667
Octavius lease				
Contractual leasing revenues	$	7,809	$	-
Direct financing lease adjustment (non-cash)		(480)		-
Octavius leasing revenue	$	7,329	$	-
Non-CPLV & Joliet leases[2]				
Contractual leasing revenues	$	118,231	$	118,231
Direct financing lease adjustment (non-cash)		7,976		7,762
Non-CPLV & Joliet leasing revenue	$	126,207	$	125,993
HLV lease				
Contractual leasing revenues	$	21,850	$	21,850
Direct financing lease adjustment (non-cash)		19		18
HLV leasing revenue	$	21,869	$	21,868
Total Caesars leases				
Contractual leasing revenues	$	176,931	$	169,122
Income from operating leases		12,209		12,209
Direct financing lease adjustment (non-cash)		13,007		13,197
Total Caesars leasing revenue		202,147		194,528
Tenant reimbursement of property taxes		25,147		18,932
Golf operations		5,393		7,515
Total revenues	$	232,687	$	220,975

Notes

1. Amounts represent the non-cash adjustment to income from direct financing leases in order to recognize income on an effective interest basis at a constant rate of return over the term of the leases.
2. Includes 100% of Joliet revenues. VICI has a minority shareholder which received $2.0MM distribution for the quarter ended September 30, 2018.

VICI Q3 2018 Supplemental Financial & Operating Data
8

Non‐GAAP Financial Measures (unaudited; amounts in thousands, except share and per share data) Three Months Ended September 30, 2018 June 30, 2018 Net income attributable to common stockholders $ 129,912 $ 139,044 Real estate depreciation - - Funds From Operations (FFO) 129,912 139,044 Direct financing lease adjustments attributable to common stockholders (12,876) (12,863) Loss on impairment1 12,334 - Non-cash stock-based compensation 623 468 Amortization of debt issuance costs and original issue discount 1,495 1,489 Other depreciation 926 919 Capital expenditures (187) (211) Adjusted Funds From Operations (AFFO) 132,227 128,846 Interest expense, net 50,529 46,152 Income tax expense 52 448 Adjusted EBITDA $ 182,808 $ 175,446 Net income per common share Basic and diluted $ 0.35 $ 0.38 FFO per common share Basic and diluted $ 0.35 $ 0.38 AFFO per common share Basic and diluted $ 0.36 $ 0.35 Weighted average number of common shares outstanding Basic 369,935,055 369,932,843 Diluted 370,127,185 369,991,738 Note 1. Represents the non-cash impairment related to certain vacant, non-operating land parcels. Please refer to the description of this impairment set forth in the Company’s Form 10-Q filed with the SEC on VICI Q3 2018 Supplemental Financial & Operating Data November 1, 2018. 9

2018 Guidance The Company is updating its estimated net income per share guidance to reflect the non-cash loss on impairment which occurred in the current quarter and is reaffirming its AFFO per share guidance, for the full year 2018. The Company estimates that net income attributable to common stockholders will be between $1.44 and $1.45 per diluted share and that AFFO per share will continue to be between $1.43 and $1.44 per diluted share, for the year ending December 31, 2018. The following is a summary of the assumptions that the Company used in arriving at its guidance: For the Year Ending December 31, 2018 Low High Estimated net income attributable to common stockholders per diluted share $ 1.44 $ 1.45 Estimated real estate depreciation per diluted share - - Estimated Funds From Operations (FFO) per diluted share $ 1.44 $ 1.45 Estimated direct financing lease adjustments per diluted share (0.14) (0.14) Estimated loss on extinguishment of debt, acquisition and transaction costs, non-cash stock based compensation, amortization of debt issuance costs and OID, other depreciation, capital expenditures and impairment charges per diluted share 0.13 0.13 Estimated Adjusted Funds From Operations (AFFO) per diluted share $ 1.43 $ 1.44 The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to below. These estimates do not include the impact on operating results from possible future acquisitions or dispositions, capital markets activity, or other non-recurring transactions. The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. VICI Q2 2018 Supplemental Financial & Operating Data 10

VICI

Capitalization[1]

($ amounts in thousands, except share and per share data)

Debt Description	Maturity Date[2]	Interest Rate	Interest Frequency	Credit Rating	Balance as of September 30, 2018	% of Total Debt	Prepayment Option	Years to Maturity
VICI PropCo Senior Secured Credit Facilities								
Senior Secured Revolving Credit Facility	12/22/2022	L+2.00%	Monthly[3]		-	0%	-	4.2 years
First Lien Senior Secured Term Loan B (Term Loan B Facility)	12/22/2024	L+2.00%[4]	Monthly	Ba3 / BBB-	2,100,000	51%	Par	6.2 years
Second Priority Senior Secured Notes	10/15/2023	8.00%	Semi-Annually	B1 / BB	498,480	12%	NC 3[5]	5.0 years
CPLV CMBS Debt	10/10/2022	4.36%	Monthly		1,550,000	37%	MWC	4.0 years
Total Debt		**4.95%[6]**			**$4,148,480**	**100%**		**5.2 years**

Fixed Rate	$3,548,480	86%
Variable Rate	$600,000	14%

Equity	
Shares Outstanding as of 9/30/18	370,228,468
Share Price as of 9/30/18	$21.62
Equity Market Capitalization	**$8,004,339**

Enterprise Value	
Total Debt plus Equity Market Capitalization	$12,152,819
Less: Cash, Cash Equivalents & ST Investments[7]	465,899
Total Enterprise Value	**$11,686,920**

Total Liquidity	
Revolving Credit Facility Capacity	$400,000
Cash, Cash Equivalents & ST Investments	465,899
Total Liquidity	**$865,899**

Notes

1. As of September 30, 2018.
2. The Term Loan B Facility requires scheduled quarterly payments in amounts equal to 0.25% of the original principal amount adjusted for prepayments permitted pursuant to the Credit Agreement dated December 22, 2017 (the "Credit Agreement"). The Term Loan B Facility will mature on December 22, 2024 or the date that is three months prior to the maturity of the Second Lien Notes, whichever is earlier (or if the maturity is extended pursuant to the terms of the Credit Agreement, such extended maturity date as determined pursuant thereto).
3. Commitment fees on the undrawn portion of the Revolving Credit Facility are paid quarterly.
4. On April 24, 2018, VICI swapped $1.5Bn of variable rate debt at a fixed rate of 2.8297%.The interest rate swap transactions each have an effective date of May 22, 2018 and a termination date of April 22, 2023.
5. Callable at 104 after 3 years (October 2020), and at par after 4 years post issuance, plus any accrued and unpaid interest to the redemption date.
6. Based on one month LIBOR of 2.21% as of September 30, 2018. Includes impact of interest rate swaps.
7. Excludes restricted cash.

VICI Q3 2018 Supplemental Financial & Operating Data 11

VICI

Property Overview

N. KANSAS CITY


Harrah's N. Kansas City

COUNCIL BLUFFS


Harrah's Council Bluffs


Horseshoe Council Bluffs

METROPOLIS


Harrah's Metropolis

JOLIET / HAMMOND


Harrah's Joliet


Horseshoe Hammond

PHILADELPHIA


Harrah's Philadelphia[3]

LAKE TAHOE / RENO


Harrah's Reno


Harvey's Lake Tahoe


Harrah's Lake Tahoe



Lake Tahoe / Reno
Las Vegas
Laughlin
Council Bluffs
North Kansas City
Joliet / Hammond
Metropolis
Louisville
Tunica Resorts / Robinsonville
Bossier City
Biloxi
New Orleans
Philadelphia
Atlantic City

ATLANTIC CITY


Bally's Atlantic City


Caesars Atlantic City

LOUISVILLE


Horseshoe Southern Indiana

PADUCAH


Bluegrass Downs

BILOXI


Harrah's Gulf Coast

LAS VEGAS


Harrah's Las Vegas


Caesars Palace Las Vegas


Octavius Tower[1]

BOSSIER CITY


Margaritaville Bossier[2]


Louisiana Downs


Horseshoe Bossier City

TUNICA RESORTS / ROBINSONVILLE


Horseshoe Tunica


Tunica Roadhouse Hotel & Casino

★ CURRENT PORTFOLIO

OT CLOSED, PSA SIGNED ON 7/11

PSA SIGNED ON 6/18

★ CALL OPTION PROPERTIES
- Harrah's New Orleans
- Harrah's Laughlin
- Harrah's Atlantic City

★ DESIGNATED ROFR (CENTAUR) / PUT-CALL (CONVENTION CENTER) PROPERTIES
- Indiana Grand, Centaur
- Hoosier Park, Centaur
- Caesars Forum Convention Center, Las Vegas

★ OWNED GOLF COURSES
- Cascata, Boulder City, NV
- Rio Secco, Henderson, NV
- Grand Bear, Harrison County, MS
- Chariot Run, Laconia, IN

Notes
1. The Company announced on July 12, 2018 that it completed the acquisition of the real estate assets related to Octavius Tower. This acquisition represents the consolidation of the portion of the remaining real estate of Caesars Palace Las Vegas not already owned by the Company. Refer to Note 3 on page 15.
2. On June 19, 2018, the Company announced that it entered into definitive agreements pursuant to which VICI will acquire the land and real estate assets of the Margaritaville Resort Casino.
3. On July 12, 2018, the Company announced that it entered into definitive agreements pursuant to which VICI will acquire the land and real estate assets associated with Harrah's Philadelphia. Both acquisitions are subject to customary closing conditions.

VICI Q3 2018 Supplemental Financial & Operating Data

12

VICI

Properties Breakdown

Major MSAs Served	Property Name	Location	Total Sq. Ft. (000s)	Casino Sq. Ft. (000s)	Meeting Sq. Ft. (000s)	Slot/ Table Games	Hotel Rooms
Las Vegas	Caesars Palace Las Vegas	Las Vegas, NV	8,579	124,181	300,000	1,400	3,980
	Harrah's Las Vegas	Las Vegas, NV	4,100	90,600	24,000	1,210	2,530
San Francisco / Sacramento	Harvey's Lake Tahoe	Lake Tahoe, NV	1,670	45,136	18,000	900	740
	Harrah's Reno	Reno, NV	1,371	40,200	21,765	650	930
	Harrah's Lake Tahoe	Stateline, NV	1,057	44,200	19,000	800	510
Philadelphia	Caesars Atlantic City	Atlantic City, NJ	3,632	115,225	28,590	1,900	1,140
	Bally's Atlantic City	Atlantic City, NJ	2,547	121,624	63,589	1,900	1,250
Chicago	Horseshoe Hammond	Hammond, IN	1,716	121,479	--	2,600	--
	Harrah's Joliet	Joliet, IL	1,011	39,000	6,110	1,000	200
Dallas	Horseshoe Bossier City	Bossier City, LA	1,419	28,100	21,594	1,400	600
	Harrah's Louisiana Downs	Bossier City, LA	1,118	12,000	--	800	--
Kansas City	Harrah's North Kansas City	North Kansas City, MO	1,435	60,100	12,800	1,300	390
Memphis	Horseshoe Tunica	Robinsonville, MS	1,008	63,000	2,079	1,200	510
	Tunica Roadhouse	Tunica Resorts, MS	225	33,000	10,200	700	130
Omaha	Harrah's Council Bluffs	Council Bluffs, IA	790	25,000	5,731	500	250
	Horseshoe Council Bluffs	Council Bluffs, IA	632	78,800	--	1,400	--
Nashville	Harrah's Metropolis	Metropolis, IL	474	23,669	--	850	260
New Orleans	Harrah's Gulf Coast	Biloxi, MS	1,031	31,300	--	500	500
Louisville	Horseshoe Southern Indiana	Elizabeth, IN	2,510	86,600	24,000	1,700	500
	Bluegrass Downs	Paducah, KY	184	--	--	--	--
Total VICI Properties							
11 MSAs	**20 Properties**	**9 States**	**36,509**	**1,183,214**	**557,458**	**22,710**	**14,420**
Golf Courses	Cascata Golf Course	Boulder City, NV	37	--	--	--	--
	Rio Secco Golf Course	Henderson, NV	30	--	--	--	--
	Grand Bear Golf Course	Saucier, MS	5	--	--	--	--
	Chariot Run Golf Course	Laconia, IN	5	--	--	--	--

VICI Q3 2018 Supplemental Financial & Operating Data

13

VICI

Summary of Current Lease Terms[1]

	Non-CPLV & Joliet (2 Leases)	Caesars Palace Las Vegas[3]	Harrah's Las Vegas
Initial Base Rent	$465 Million[2]	$165 Million	$87 Million
Annual Escalator	Greater of 2% or change in CPI beginning in year 6	Greater of 2% or change in CPI beginning in year 2	Greater of 1% per year for years 2 – 5 and greater of 2% or change in CPI
Lease Years 1-7	Initial Base Rent, subject to Annual Escalator beginning 6th lease year	Initial Base Rent, subject to Annual Escalator beginning 2nd lease year	Initial Base Rent, subject to Annual Escalator beginning 2nd lease year
Rent Resets	Rent subject to Annual Escalator plus reset in year 8 of 70% Base / 30% Variable rent and in year 11 of 80% Base / 20% Variable rent. Variable rent subject to an adjustment in Annual Non-CPLV Facility Net Revenue of 19.5% and 13% in years 8 and 11, respectively	Rent subject to Annual Escalator plus reset in year 8 of 80% Base / 20% Variable rent. Variable rent subject to an adjustment in Annual CPLV Facility Net Revenue of 13% in years 8 and 11	Rent subject to Annual Escalator plus reset in year 8 and 11 of 80% Base / 20% Variable rent. Variable rent subject to an adjustment in HLV revenue indexed to 2017 of 4% in year 8 with additional resets indexed to 3 years prior
Term	15-year initial term with four 5-year renewal options		
Guarantee	Caesars provides a guaranty of the payment and performance of all monetary obligations under the Leases		Caesars Resorts Collection provides a guaranty of the payment and performance of all monetary obligations under the Lease
Capex Requirement	$350 Million Capex spending required over rolling 3 year period at $100 Million minimum per year[4]		$171 Million between 2017 and 2021[5]

Notes

1. Please see the following page for details on the contemplated lease modifications
2. Net of the 20% non-controlling interest in Harrah's Joliet.
3. Initial Base Rent does not include rent received for Octavius Tower, which is $35 million annually beginning July 11, 2018 due to acquisition by the Company of the fee interest in Octavius Tower.
4. Over the three years, the $350mm minimum is allocated $84mm to CPLV, $255mm to Non-CPLV (total $339mm) and the rest to CPLV/Non-CPLV as tenant may elect.
5. Maintenance capex at 1% of net revenue thereafter.

VICI Q3 2018 Supplemental Financial & Operating Data 14

Lease Modifications Lease Modifications Entered Into With Caesars In Connection With Octavius Tower and Pending Harrah’s Philadelphia1 Acquisitions Provide Long-Term Stability Anticipated Term Strategic Rationale Non-CPLV Master Lease Annual • 1.5% rent escalators beginning in year 2 ✓ Annual escalators enhance VICI’s current same store growth profile Escalators ✓ Previous magnitude of the rent reset discouraged Caesars to invest in properties • Variable rent resets in years 8 and 11 adjusted to be and grow net property revenue Rent Resets 4% of property net revenue change (vs. 19.5% / 13%) ✓ Removes potential volatility associated with property revenue EBITDAR • 1.2x EBITDAR coverage floor, beginning in year 8 ✓ Coverage floors are market standard, protects against business downturns Coverage Floor CPLV Lease ✓ Previous magnitude of the rent reset discouraged Caesars to invest in the • Variable rent resets in year 8 adjusted to be 4% of property and grow net property revenue Rent Resets property net revenue change (vs. 13%) ✓ Removes potential volatility associated with property revenue EBITDAR • 1.7x EBITDAR coverage floor, beginning in year 6 ✓ Coverage floors are market standard, protects against business downturns Coverage Floor Note 1. The contemplated lease modifications are subject to the customary closing conditions including in connection with the closing of Harrah's Philadelphia, as well as obtaining regulatory approvals and VICI Q3 2018 Supplemental Financial & Operating Data requisite lender and holder consents under our debt documents. There can be no assurances that the transactions contemplated herein will close on the timeframes contemplated, or at all. 15

VICI

Recent Activity

$mm; (unaudited)

Completed / Pending Transactions

Property	Date	Status	Rent / Coverage	Multiple / Cap Rate	Value	Tenant	Property Details	Property Images
Margaritaville Resort Casino (Bossier City, LA)	June 19, 2018	Expected Close Q4'18[1]	$23.2 / 1.9x	11.3x / 8.9%	$261.1	Penn National Gaming	26.5K Sq. Ft. of Casino Space 1,217 Slots, 50 Table Games 395 Hotel Rooms (36 Luxury Suites) 1.5K Surface Parking Spaces $25mm Cumulative Capital Invested since 2013	
Octavius Tower (Las Vegas, NV)[2]	May 9, 2018	Closed (July 11, 2018)	$35.0	14.5x / 6.9%	$507.5	Caesars	1.2mm Sq. Ft. 23 Stories 668 Guestrooms, 40 Suites, 26 Premium Villas	
Harrah's Philadelphia[2]	May 9, 2018	Expected Close Q4'18[3]	$21.0 / 1.8x	11.5x / 8.7%	$241.5	Caesars	112.6K Sq. Ft. 2,450 Slots, 118 Table Games 2,600 Space Covered Garage $750mm Capex Investment	
Lease Modifications[2]	May 9, 2018	Expected Close Q4'18[3]	--	--	($159.0)	--	Modifies Leases to align VICI's and Caesars' incentives Includes annual rent escalators beginning in year 2 and variable rent resets	
Total Octavius Tower, Harrah's Philadelphia & Lease Modifications			**$56.0**	**10.5x / 9.5%[2]**	**$590.0**			

Debt Consent Process – Octavius Tower, Harrah's Philadelphia and Lease Modifications

First Lien Senior Secured Term Loan B / Second Priority Senior Secured Notes	Completed – Applicable consents received as of September 24, 2018
CPLV CMBS Debt	In Process – Expected to be received Q4'18

Notes

1. The closing of the acquisition of Margaritaville is subject to regulatory approvals and customary closing conditions.
2. On May 9, 2018, the Company announced that it entered into a non-binding letter of intent ("LOI") with Caesars Entertainment Corporation ("Caesars") regarding various strategic transactions. On July 11, 2018, subsequent to the end of the quarter, the Company and Caesars completed one of the transactions contemplated under the LOI and entered into definitive agreements regarding the remaining transactions. Specifically, on July 11, 2018, the Company (i) completed the transaction with Caesars to acquire, and lease back, all of the land and real estate assets associated with Octavius Tower for $507.5 million and (ii) entered into a definitive agreement with Caesars to acquire all of the land and real estate assets associated with Harrah's Philadelphia for $241.5 million. Further, the Company and Caesars agreed to amend the lease agreements for Caesars Palace Las Vegas (the "CPLV Lease"), the existing regional property portfolio (the "Non-CPLV Lease"), and the lease for the facilities in Joliet, Illinois (the "Joliet Lease", and together with the CPLV Lease and the Non-CPLV Lease, the "Leases"), and certain ancillary agreements to the Leases, to realign certain of the lease terms (collectively the "Lease Modifications"). The purchase price for Harrah's Philadelphia will be reduced by $159.0 million to reflect the aggregate net present value of the Lease Modifications, resulting in net cash consideration of $82.5 million and collective transaction net capitalization of 9.5%.
3. The acquisition of Harrah's Philadelphia and the entry into the contemplated Lease Modifications are subject to certain customary closing conditions, including obtaining certain regulatory approvals and requisite lender and holder consents under the documents governing certain of the Company's outstanding debt obligations. Further, the definitive documentation governing the acquisition of Harrah's Philadelphia and Octavius Tower contemplates a put right held by VICI and a call right held by Caesars, pursuant to which Caesars may reacquire Octavius Tower under certain circumstances in the event that the acquisition of Harrah's Philadelphia is not consummated.

VICI Q3 2018 Supplemental Financial & Operating Data 16

Call Option Properties

VICI has a 5-year[1] call option from spin-off to acquire three properties at a 10% cap rate[2] with $130mm of total rent as of June 2016[3]

Harrah's Atlantic City



- Integrated hotel and resort located in the Marina district of Atlantic City with leading service, including high-limit gaming, major F&B, and nightlife outlets
- Recently invested $125.8mm in a Water Front Conference Center offering +100,000 sq. ft. of versatile meeting space

Harrah's Laughlin



- Integrated hotel and resort located on the banks of the Colorado River in Laughlin, NV
- Offering unique amenities such as a hotel beach, access to water sports, and golf courses

Harrah's New Orleans


Harrah's

- Strategically-located, Mardi Gras themed resort and casino operating as the only land-based casino in Louisiana
- 50% of Harrah's New Orleans' business is national and competes against major gaming destinations

Notes

1. Term extends until October 6, 2022.
2. Under the call right agreements, rent equates to 60% of the trailing property EBITDAR at the time of exercise. The purchase price is set at 10.0x rent.
3. Source: Caesars Entertainment Operating Company Disclosure Statement for the Debtors' Second Amended Joint Plan of Reorganization filed in the United States Bankruptcy Court, Northern District of Illinois, Eastern Division on June 28, 2016. In conjunction with the Plan of Reorganization, the Debtors' investment banker performed a valuation analysis. Such valuation assumed annual rent associated with the option properties of $130.0 million. These estimates were prepared by the Debtors. There can be no assurance that the Company will acquire any or all of the option properties, and the acquisition of the option properties is subject to various risks and uncertainties, including business, regulatory and others.

VICI Q3 2018 Supplemental Financial & Operating Data 17

Right of First Refusal / Put-Call Assets

As part of the acquisition of Harrah's Las Vegas, VICI sold undeveloped land to Caesars and acquired a ROFR on the Centaur Gaming Real Estate

Centaur Real Estate

- On July 16, 2018 Caesars completed the acquisition of Centaur Holdings for $1.7bn (12.1x LTM EBITDA[1])
- Centaur Holdings owns and operates two gaming assets

INDIANA GRAND CASINO

Indiana Grand is a casino and horse track with ~80K sq.ft. of gaming space located 23 miles from Indianapolis



HOOSIER PARK RACING • CASINO

Hoosier Park is a casino and horse track with ~170K sq.ft. of gaming space located 35 miles from Indianapolis



Caesars Forum Convention Center

- Caesars is expected to build a $375mm center with ~300K sq.ft. convention space on land acquired in the Harrah's Las Vegas transaction; scheduled to open by 2020
- **Put-Call Agreement**
  - Put Right: If the Caesars Forum Convention Center (FCC) is built, Caesars has a 1-year put option beginning in 2024
  - HLV Repurchase Right: If VICI does not purchase the FCC real estate, Caesars has the option to buy HLV for 13.0x rent
  - Call Right: If Caesars doesn't exercise the put option on HLV, VICI has a 1-year call option on the FCC beginning in 2027
- Rent associated with the FCC will be 7.7%[2] of purchase price included in HLV lease and escalate at 1% per annum[3]

Mutual ROFR on any domestic properties acquired by Caesars Outside of Clark County, Nevada

Notes
1. Source: Caesars Investor / Lender Call Presentation form 8-K filed with the SEC December 1, 2017.
2. Implied cap rate on 13.0x purchase multiple.
3. Rent expected to be $35.4 million subject to a 1.75x LTM combined HLV and FCC rent coverage floor.

VICI Q3 2018 Supplemental Financial & Operating Data

18

Definitions of Non-GAAP Financial Measures FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by The National Association of Real Estate Investment Trusts (“NAREIT”), we define FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate depreciation. AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate our performance. We calculate AFFO by adding or subtracting from FFO direct financing lease adjustments, transaction costs incurred in connection with the acquisition of real estate investments, non-cash stock-based compensation expense, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges, amortization of capitalized leasing costs and gains (or losses) on debt extinguishment. We define Adjusted EBITDA as net income as adjusted for gains (or losses) from sales of property, real estate depreciation, direct financing lease adjustments, transaction costs incurred in connection with the acquisition of real estate investments, non-cash stock-based compensation expense, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges, amortization of capitalized leasing costs, gains (or losses) on debt extinguishment, interest expense, net and income tax expense. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBIDTA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP. VICI Q3 2018 Supplemental Financial & Operating Data 19